UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.		19801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2026, VisionWave Holdings, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Employment Agreement dated August 6, 2025 (the “Original Agreement”) with Danny Rittman (“Executive”), who serves as the Company’s Chief Technology Officer / Chief Information Security Officer (CTO/CISO).

Pursuant to the Amendment: (i) Executive’s title was updated to Chief Technology Officer / Chief Information Security Officer (CTO/CISO), effective as of the date of the Amendment; (ii) Executive’s annual base salary was increased to $180,000, effective as of June 1, 2026, with the existing provisions for further salary increases upon achievement of Company revenue milestones remaining in effect; and (iii) in addition to the 500,000 options previously granted under the Original Agreement, the Company agreed to grant Executive an additional 1,000,000 performance-based stock options exercisable at $4.98 per share under the Company’s 2025 Omnibus Equity Incentive Plan (subject to the terms of the Plan, an option agreement, and Executive’s continued service), which shall vest upon achievement of the following milestones: (a) 300,000 options upon completion of the VisionRF execution-ready technical data room, system architecture, technical requirements, development plan, and blueprint-level materials needed for a qualified internal or external team to execute the project; (b) 300,000 options upon delivery of an initial release of the StratumAI agent (via web interface) by August 2026, including the technical architecture, project data room, execution plan, and first operational version of the VisionWave information/technical agent web page; (c) 300,000 options upon leading the cybersecurity effort and implementing the company-wide security framework, including policies, Microsoft security implementation, endpoint protection strategy, and employee awareness, once the agreed cybersecurity structure is implemented and operating properly; and (d) 100,000 options upon completion of the VisionRF execution-ready technical data room and the Semiconductor / EDA Strategy Data Room, including technical roadmap, architecture, strategic direction, and execution materials. Such additional options will be granted at an exercise price equal to the fair market value of the Company’s common stock on the applicable grant date (determined in accordance with the Plan) and will vest upon achievement of the respective milestone or as otherwise determined by the Board of Directors.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated June 11, 2026, by and between VisionWave Holdings, Inc. and Danny Rittman (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer